UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 6, 2012

China Electronics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152535	98-0550385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Building G-08, Guangcai Market, Foziling West Road, Lu’an City, Anhui Province, PRC	237001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-86-564-3224888

Buyonate, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE

This Current Report on Form 8-K is being filed to advise the reader of an error in the computation of the weighted average number of shares outstanding for the year ended December 31, 2010, as reported in Company’s Report on Form 10-K for the year ended December 31, 2010 filed on August 18, 2011.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial statements of business acquired.

On January 3, 2012, the Company indentified an error in the computation of the weighted average number of shares outstanding for the year ended December 31, 2010, as reported in the Company’s annual report on Form 10-K for the year ended December 31, 2010. The weighted average number of shares, basic and diluted, initially reported to be outstanding for 2010 was less than the actual number, which resulted in an overstatement of the amounts reported as earnings per share, basic and diluted, for 2010. Set forth below are the numbers as initially reported and as revised to correct the computational error:

	December 31, 2010 As Reported	December 31, 2010 As Restated
Earnings per share - basic	$1.23	$0.8

Earnings per share - diluted	$1.09	$0.7

Basic weighted average shares outstanding	10,717,191	15,619,64

Diluted weighted average shares outstanding	12,184,288	17,087,38

(b)     Not Applicable.

(c)     Not Applicable

(d)     Not Applicable.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRONICS HOLDINGS, INC.

By: /s/ Hailong Liu
Name: Hailong Liu
Title: President, Chief Executive Officer and Chief Financial Officer

Date: January 6, 2012